DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT made the 8th day of December, 2005.

A M O N G:

689158 B.C. LTD.

(the “Borrower”)

- and -
THE CHARLES F. WHITE CORPORATION

(the “Lender”)

- and -

XLR MEDICAL CORP.

(the “Guarantor”)

          WHEREAS pursuant to an agreement dated March 8, 2004 (the “Loan Agreement”), the Borrower borrowed the amount of $500,000 US from the Lender;

          AND WHEREAS the Loan Agreement was amended by a Forbearance and Amendment Agreement dated February 28, 2005 (the “Forbearance Agreement”);

          AND WHEREAS pursuant to the Loan Agreement and the Forbearance Agreement, the Borrower is indebted to the Lender (the “Indebtedness”) in the approximate amount of $697,270.33 US;

          AND WHEREAS the Guarantor has guaranteed the payment of the Indebtedness to the Lender pursuant to the terms of a guarantee dated March 8, 2004 (the “Guarantee”), and has executed and delivered a share pledge agreement dated March 8, 2004 (the “Share Pledge”), pursuant to which the Guarantor pledged a total of 826,420 common shares of TechniScan, Inc. (the “Collateral”) to and in favour of the Lender as security for the Guarantor’s obligations under the Guarantee;

          AND WHEREAS on or about September 26, 2005, the Lender provided the Borrower and the Guarantor (collectively, the “Debtors”) with notice that the Lender had seized the Collateral and of the Lender’s intention to dispose of the Collateral in satisfaction of the Indebtedness;

          AND WHEREAS the Borrower, the Lender and the Guarantor wish to be released from any duties, liabilities or obligations that they may have to each other under the above-described agreements;

          AND WHEREAS the Lender wishes to be released from any liability to account to the Borrower or the Guarantor in respect of any excess proceeds from the sale of the Collateral;

          NOW THEREFORE THIS AGREEMENT WITNESSES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenant and agree with each other as follows:

Acknowledgement of Indebtedness.

1.

The Debtors hereby confirm and acknowledge the Indebtedness and that the Indebtedness is justly due and owing to the Lender, and the Lender acknowledges and confirms that the Indebtedness represents all monies due and owing from the Debtors to the Lender under the Loan Agreement, the Forbearance Agreement and the Guarantee.

Issuance of Guarantor Shares.

2.

The Guarantor agrees to issue to the Lender 1,250,000 shares in the common stock of the Guarantor (the “Guarantor Shares”) at an issue price of $0.01 US per share, which issue price shall be deemed to have been paid in full by the Lender by the granting of the releases referred to in Section 4 of this Agreement.

3.

The issuance by the Guarantor of the Guarantor Shares to the Lender is conditional upon compliance with all securities laws and other applicable laws. The Lender agrees to deliver to the Guarantor all other documentation, agreements, representations and requisite government forms required to comply with all securities laws and other applicable laws.

Release by Lender.

4.

The Lender agrees to accept the Collateral and the issuance of the Guarantor Shares as payment and satisfaction in full of the Indebtedness and agrees to forever release the Debtors, their officers, directors, employees, servants and agents from any and all liabilities or obligations, whether currently known or unknown, in connection with the Indebtedness.

Release by Debtors.

5.

The Debtors hereby renounce any rights and interests that the Debtors may have to the Collateral and agree that the Lender may retain or dispose of the Collateral free and clear of any rights and interests that the Debtors may have to, or in connection with, the

Collateral, including, but not limited to, any rights that the Debtors may possess with respect to the Collateral, or to any proceeds on the disposition of the Collateral by the Lender, under the Personal Property Security Act (British Columbia).

Regulation S Agreements of the Lender

6.

The Lender agrees to resell the Guarantor Shares only in accordance with the provisions of Regulation S of the United States Securities Act of 1933 (the “Securities Act”), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

7.	The Lender agrees not to engage in hedging transactions with regard to the Guarantor Shares unless in compliance with the Securities Act.

8.	The Lender acknowledges and agrees that all certificates representing the Guarantor Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

9.

The Lender and the Guarantor agree that the Guarantor will refuse to register any transfer of the Guarantor Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.

Acknowledgements, Representations and Warranties of the Lender.

10.

The Lender represents and warrants to the Guarantor, and acknowledges that the Guarantor is relying upon such representations and warranties in agreeing to issue the Guarantor Shares to the Lender, that:

	(A)	Lender is not a U.S. Person: The Lender is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Guarantor Shares for the account or benefit of a U.S. Person;

A “U.S. Person” is defined by Regulation S of the Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

	1.	organized or incorporated under the laws of any foreign jurisdiction, and
2.

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Section 230.501(a) of the Act) who are not natural persons, estates or trusts.

(B)

High Degree of Risk: The Lender recognizes and acknowledges that an investment in the securities of the Guarantor is highly speculative and involves a high degree of risk, and that only investors who can afford the loss of their entire investment should consider investing in securities of the Guarantor;

(C)

Restricted Securities: The Lender understands that the Guarantor Shares are characterized as "restricted securities" under the federal securities laws of the United States inasmuch as they are being acquired from the Guarantor in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Lender represents that it is familiar with United States Securities and Exchange Commission (“SEC”) Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act;

(D)	Investment Knowledge and Experience of Lender: The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of an investment in the securities of the Guarantor. The Lender can bear the economic risk such an investment, and was not organized for the purpose of acquiring the Guarantor Shares;

(E)

Company Information: The Lender has received all the information it considers necessary or appropriate for deciding whether to invest in the securities of the Guarantor. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Lender regarding the terms and conditions under which the Guarantor Shares are being offered to the Lender and the business, properties, prospects and financial condition of the Guarantor. The Lender has had full opportunity to discuss this information with the Lender’s legal and financial advisers prior to execution of this Agreement;

(F)

No SEC Review: The Lender acknowledges that the offering of the Guarantor Shares to the Lender has not been reviewed by the SEC and that the Guarantor Shares are being issued by the Guarantor pursuant to an exemption from registration provided by Regulation S of the Securities Act;

(G)

Lender’s Own Account: The Guarantor Shares will be acquired by the Lender for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. The Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Guarantor Shares.

(H)	No Advertisements: The Lender is not aware of any general advertisement for the sale or offering of the Guarantor Shares;

(I)

Authorization: The Lender has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

British Columbia Securities Requirements.

11.

The Lender represents and warrants to the Guarantor that it is an “accredited investor” as defined under Canadian National Instrument 45-106 (“NI 45-106”), in that the Lender is a corporation in respect of which all of the owners of equity interests in the Lender, whether direct, indirect or beneficial, are:

(a)

Individuals who, either alone or with a spouse, beneficial own, whether directly or indirectly, financial assets (as defined by NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities (as defined by NI 45-106), exceeds $1,000,000 CDN,

(b)

Individuals whose net income before taxes exceeded $200,000 CDN in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 CDN in each of the two most recent calendar years and who, in either case, reasonable expects to exceed that net income level in the current calendar year, or

(c)	Individuals who, either alone or with a spouse, have net assets of at least $5,000,000 CDN.

Representations and Warranties of the Guarantor.

12.	The Guarantor represents and warrants to the Lender that:

(a)

The Guarantor is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct; and

	(b)	Upon their issuance, the Guarantor Shares will be duly and validly issued, fully paid and non-assessable shares in the common stock of the Guarantor.

Further Assurances.

13.

Each of the Debtors will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, documents, instruments, mortgages, transfers, demands, assignments, consents and assurances as the Lender may reasonably require for the purpose of accomplishing and effecting the intention of this Agreement.

Binding Effect and Assignments.

14.

This Agreement shall be binding on each of the parties hereto and their successors upon the execution hereof by such party, notwithstanding that any other party or parties hereto have not executed this Agreement, and shall enure to the benefit of the other party or parties hereto and their successors and assigns. The parties hereto shall not assign any rights or obligations hereunder without the prior written consent of the other parties.

Severability.

15.

If any provision hereof is held to be illegal, invalid or unenforceable in any jurisdiction, such provision shall be deemed to be severed from the remainder of this Agreement with respect only to such jurisdiction and the remaining provisions of this Agreement shall not be affected thereby and shall continue in full force and effect.

Interpretation.

16.

All grammatical changes in gender, tense and number required to give meaning to any provision herein shall be deemed to be made. References to “this Agreement”, “hereof”, “herein”, “hereto” and like references are to this Agreement and not to any particular article, section or other subdivision of this Agreement. The insertion of headings in this Agreement is for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless otherwise specified herein, all statements of or reference to dollar amounts in this Agreement will mean lawful money of Canada.

Governing Law.

17.

This Agreement and all documents delivered pursuant hereto shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the Debtors hereby irrevocably attorns to the non- exclusive jurisdiction of the courts of British Columbia.

Time.

18.	Time will in all respects be of the essence of this Agreement, and no extension or variation of this Agreement or any obligation hereunder will operate as a waiver or implied waiver of this provision.

Counterparts.

19.	This Agreement may be executed in one or more counterparts, each of which shall constitute an original and binding agreement as and when so executed.

          IN WITNESS WHEREOF each of the parties has executed this Agreement on the date first above written.

689158 B.C. LTD.		THE CHARLES F. WHITE
CORPORATION

Per:	/s/ Logan B. Anderson	Per:	/s/ David Aisenstat
Name:	Logan B. Anderson	Name:	David Aisenstat
Title:	President	Title:	President

XLR MEDICAL CORP.

Per:	/s/ Logan B. Anderson
Name:	Logan B. Anderson
Title:	Chief Executive Officer